UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2009

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On April 20, 2009, Franklin Credit Holding Corporation (“Franklin Holding”), and certain of its direct and indirect subsidiaries (together with Franklin Holding, the “Company”), including Franklin Credit Management Corporation (“FCMC”) and Franklin Credit Asset Corporation (“Franklin Asset”), entered into an amendment of a forbearance agreement and master credit agreement (the “Amendment”) with The Huntington National Bank (the “Bank”) relating to approximately $41 million of the Company’s indebtedness to the Bank (“Unrestructured Debt”), which had been the remaining legacy indebtedness to the Bank not restructured on March 31, 2009.  Under the Amendment, the forbearance period with respect to the Unrestructured Debt has been extended from May 15, 2009, to June 30, 2009, and the Bank has agreed to forbear, during the forbearance period, with respect to any defaults past or present with respect to any failure to make scheduled principal and interest payments to the Bank (“Identified Forbearance Default”) relating to the Unrestructured Debt. In particular, during the forbearance period, the Bank, absent the occurrence and continuance of a forbearance default other than an Identified Forbearance Default, will not initiate collection proceedings or exercise its remedies in respect of the Unrestructured Debt or elect to have interest accrue at the stated rate applicable after default.  In addition, the Amendment confirms that FCMC is not obligated to the Bank with respect to the Unrestructured Debt and that any references to FCMC in the master credit agreement governing the Unrestructured Debt are amended to refer to Franklin Asset.

Upon expiration of the forbearance period under the Amendment, in the event that the Unrestructured Debt with the Bank remains outstanding, the Bank, with notice, could call an event of default under the Franklin Asset legacy credit agreement, but not the licensing credit agreement of Franklin Holding and FCMC or the servicing agreement of FCMC, all of which agreements are described in the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2009. The Bank’s recourse in respect of the legacy credit agreement is limited to the assets and stock of Franklin Holding’s subsidiaries, excluding the assets of FCMC (except for a first lien of the Bank on an office condominium unit and a second priority lien of the Bank on cash collateral held as security under the licensing agreement) and a portion of FCMC’s stock, representing not less than twenty percent and not more than seventy percent of FCMC’s common equity depending upon the Bank’s receipt of agreed minimum amounts of net remittances within certain time periods.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment, filed as Exhibit 10.1 to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements, dated as of April 20, 2009, by and among Franklin Credit Holding Corporation, Franklin Credit Management Corporation, Franklin Credit Asset Corporation, Flow 2006 F Corp., FCMC 2006 M Corp., FCMC 2006 K Corp and The Huntington National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 22, 2009

                        FRANKLIN CREDIT HOLDING CORPORATION

                        By: /s/ Kevin P. Gildea
                        Name: Kevin P. Gildea
                        Title:   Chief Legal Officer and Secretary